Exhibit 99.1

89bio Appoints Biotech Industry Veteran, Martin Babler to its Board of Directors

SAN FRANCISCO, April 17, 2024 (GLOBE NEWSWIRE) – 89bio, Inc. (Nasdaq: ETNB), a clinical-stage biopharmaceutical company focused on the development and commercialization of innovative therapies for the treatment of liver and cardiometabolic diseases, today announced the appointment of Martin Babler to its Board of Directors, effective April 13, 2024. Mr. Babler, a highly successful executive who brings valuable industry experience to 89bio, currently serves as President, Chief Executive Officer and Chairman of the Board of Alumis Therapeutics.

“As 89bio executes on its ongoing Phase 3 programs for pegozafermin, this is an opportune time to add an industry leader like Martin to our board,” said Rohan Palekar, Chief Executive Officer of 89bio. “Martin’s impressive track record for building and leading companies through commercialization will be invaluable to us at this stage in our development, and we look forward to leveraging his extensive experience and strategic insight to deliver on the full potential of pegozafermin.”

Mr. Babler brings over 30 years of pharmaceutical and biotech experience. Prior to his role at Alumis Therapeutics, he served as President and CEO of Principia Biopharma, until its acquisition by Sanofi S.A. in September 2020. Prior to Principia Biopharma, Mr. Babler served as President and CEO of Talima Therapeutics from 2007 to 2011. From 1998 to 2007, he held several positions at Genentech, most notably as Vice President, Immunology Sales and Marketing. While at Genentech, he also helped to build and lead the Commercial Development organization and led the Cardiovascular Marketing organization. Mr. Babler previously served at Eli Lilly and Company in positions focused on sales, sales management, global marketing, and business development. Mr. Babler currently serves on the Board of Directors of Prelude Therapeutics Inc., Sardona Therapeutics and the Emerging Companies Section Governing Board of the Biotechnology Innovation Organization, and previously served on the Board of Directors of Neoleukin Therapeutics, Inc. Mr. Babler received a Swiss Federal Diploma in Pharmacy from the Federal Institute of Technology in Zurich and completed the Executive Development Program at the Kellogg Graduate School of Management at Northwestern University.

“There is a lot of momentum within the metabolic disease space, including indications such as metabolic dysfunction-associated steatohepatitis (MASH), and I’m delighted to join 89bio as they advance pegozafermin, their lead program, through late-stage development,” said Mr. Babler. “This is a particularly interesting time for the company as it executes on its Phase 3 program and plans for commercialization. I am excited to work alongside the management team and Board of Directors to bring pegozafermin to the many patients in need.”

About the ENLIGHTEN Program

The ENLIGHTEN program is comprised of two Phase 3 global, multi-center, randomized, double-blind, placebo-controlled trials, evaluating the efficacy and safety of pegozafermin in patients with MASH. The ENLIGHTEN-Fibrosis trial, the first of the two Phase 3 trials in the program, will enroll approximately 1,000 patients with non-cirrhotic MASH (fibrosis stage F2-F3) to evaluate the efficacy and safety of pegozafermin. The co-primary endpoints, for which demonstration of an effect on each is needed to support regulatory approval, measured at week 52 are a one-point improvement in fibrosis with no worsening of MASH and MASH resolution with no worsening of fibrosis, assessed at week 52. ENLIGHTEN-Cirrhosis, the second of the two Phase 3 trials in the program, will evaluate the efficacy and safety of pegozafermin in MASH patients with compensated cirrhosis (F4).

About pegozafermin

Pegozafermin is a specifically engineered glycoPEGylated analog of fibroblast growth factor 21 (FGF21) being developed for the treatment of metabolic dysfunction-associated steatohepatitis (MASH) and severe hypertriglyceridemia (SHTG). FGF21 is an endogenous hormone that has broad effects such as regulating energy expenditure, glucose and lipid metabolism. In clinical trials, pegozafermin has demonstrated direct anti-fibrotic and anti-inflammatory effects on the liver, as well as reduced triglyceride levels, improved insulin resistance and glycemic control, and continued to demonstrate a favorable safety and tolerability profile. Pegozafermin received Breakthrough Therapy designation (BTD) status from the U.S. Food and Drug Administration (FDA) and Priority Medicines (PRIME) status from the European Medicines Agenda (EMA) for the treatment of MASH with fibrosis.. Pegozafermin is being studied in the Phase 3 ENLIGHTEN trial program for MASH and the Phase 3 ENTRUST trial for SHTG.

About 89bio

89bio is a clinical-stage biopharmaceutical company dedicated to the development of best-in-class therapies for patients with liver and cardiometabolic diseases who lack optimal treatment options. The company is focused on rapidly advancing its lead candidate, pegozafermin, through clinical development for the treatment of metabolic dysfunction-associated steatohepatitis (MASH) and severe hypertriglyceridemia (SHTG). Pegozafermin is a specifically engineered, potentially best-in-class fibroblast growth factor 21 (FGF21) analog with unique glycoPEGylated technology that optimizes biological activity through an extended half-life. The company is headquartered in San Francisco. For more information, visit www.89bio.com or follow the company on LinkedIn.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws, including, but not limited to, statements regarding the therapeutic potential and utility, efficacy and clinical benefits of pegozafermin, the safety and tolerability profile of pegozafermin, and trial designs, clinical development plans and timing for pegozafermin. Words such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “anticipate,” “goal,” “opportunity,” “develop,” “plan” or the negative of these terms, and similar expressions, or statements regarding intent, belief, or current expectations, are forward looking statements. While 89bio believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties (including, without limitation, those set forth in 89bio’s filings with the Securities and Exchange Commission (SEC)), many of which are beyond 89bio’s control and subject to change. Actual results could be materially different. Risks and uncertainties include: expectations regarding the design and advancement of our Phase 3 ENLIGHTEN program and initiation of the ENLIGHTEN-Cirrhosis Phase 3 trial in MASH patients with compensated cirrhosis (F4); expectations regarding the timing and outcome of the ENTRUST Phase 3 trial in SHTG; 89bio’s ability to execute on its strategy; positive results from a clinical study may not necessarily be predictive of the results of future or ongoing clinical studies; receipt of BTD and PRIME designation for pegozafermin in MASH may not result in a faster development process, review or approval compared to drugs considered for approval under conventional FDA or EMA procedures, respectively, and does not assure ultimate approval by the FDA or EMA, respectively; 89bio’s substantial dependence on the success of its lead product candidate; competition from competing products; the impact of general economic, health, industrial or political conditions in the United States or internationally; the sufficiency of 89bio’s capital resources and its ability to raise additional capital; and other risks and uncertainties identified in 89bio’s Annual Report on Form 10-K for the year ended December 31, 2023 and other subsequent disclosure documents filed with the SEC. 89bio claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. 89bio expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

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Investor Contact:

Annie Chang

89bio, Inc.

investors@89bio.com

PJ Kelleher

LifeSci Advisors, LLC

+1-617-430-7579

pkelleher@lifesciadvisors.com

Media Contact:

Sheryl Seapy

Real Chemistry

sseapy@realchemistry.com